PRELIMINARY PROXY MATERIAL
                                    DATED APRIL 14, 1997



               AMERICAN ASSET ADVISERS TRUST, INC.


             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                    TO BE HELD ON JUNE 9, 1997


To our Stockholders:

     The annual meeting of stockholders of American Asset
Advisers Trust, Inc. (The "Company") will be held at Eight
Greenway Plaza, Suite 824, Houston, Texas on Monday, June 9, 1997 at 2:00 p.m., CDT, for the following purposes:

     (1)  to elect three directors each for a term of one year; and

     (2) to transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business March 19, 1997, will be entitled to notice of and to vote at the meeting or any adjournments thereof.

     Dated: April ___, 1997.


                                        By order of the Board of Directors,


                                        /s/ H. Kerr Taylor

                                        H. Kerr Taylor
                                        Secretary


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING,
PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE
PROXY IN THE ENCLOSED ENVELOPE. IN ORDER TO AVOID
THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER
SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN
YOUR PROXY PROMPTLY.



                                             PRELIMINARY PROXY MATERIAL
                                             DATED APRIL 14, 1997



               AMERICAN ASSET ADVISERS TRUST, INC.
                         PROXY STATEMENT
                               FOR
                  ANNUAL MEETING OF STOCKHOLDERS
                       MONDAY, JUNE 9, 1997

     The accompanying Proxy is solicited by the Board of Directors of American Asset Advisers Trust, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Monday, June 9, 1997, at 2:00 p.m., CDT, at Eight Greenway Plaza, Suite 824, Houston, Texas or at any adjournment(s) thereof (the "Annual Meeting"). Giving the Proxy will not in any way affect the stockholder's right to attend the Annual Meeting and to vote in person. Any stockholder executing a Proxy has the power to revoke the Proxy at any time before it is voted by (i) executing a subsequently dated Proxy; (ii) filing a written request to revoke or amend his (or her) Proxy with the Secretary of the Company at the principal executive offices of the Company; or
(iii) attending the Annual Meeting and revoking the Proxy prior to the start of the Annual Meeting.

     A Proxy card is enclosed for your use. A Proxy which is properly signed, dated, returned and not revoked will be voted in accordance with the instructions contained therein. Unless authority to vote for the election of directors (or for any one or more nominees) is withheld, proxies will be voted FOR the slate of three directors proposed by the Board of Directors.

     Discretionary authority is provided in the Proxy as to any matters not specifically referred to therein. Management is not aware of any other matters which are likely to be brought before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, it is understood that the Proxy holder or holders are fully authorized to vote thereon in accordance with his or their judgment and discretion.

     The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, certain officers and regular employees (who will receive no compensation therefor in addition to their regular salaries) may be used to solicit proxies personally and/or by telephone or telegraph. In addition, banks, brokers and other custodians, nominees and fiduciaries will be requested to forward copies of the Proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in doing so.

     This Proxy Statement and the accompanying Proxy, together with a copy of the 1996 Annual Report which includes the financial statements of the Company for the fiscal year ended December 31, 1996, are being mailed to all stockholders entitled to vote at the Annual Meeting. The 1996 Annual Report is not to be considered part of the proxy solicitation materials.

                                    1

Security Ownership of Directors and Executive Officers

     The following table sets forth certain information as to the number of shares of common stock beneficially owned as of March 18, 1997, (a) by each person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) who is known to the Company to own beneficially 5% or more of the common stock,
(b) by each Director and nominee for Director, and (c) by all executive officers and Directors of the Company as a group.

     As of March 18, 1997, there were 1,336,282 shares of common stock outstanding. In addition, at December 31, 1996 there were 504,126 common stock purchase warrants ("warrants") outstanding, each of which entitles the holder to purchase, during the period which is between the 36th month and 48th month, inclusive, after March 17, 1994, one share of common stock at $9.00 per share. No exercise of the warrants has been assumed in the computation of ownership percentages presented below.

                                       Amount & Nature of        Percentage
     Directors & Nominees              Beneficial Ownership      of Class

     H. Kerr Taylor                    20,201 Shares (1)         Less than 2%
     George McCanse, Jr.                  500 Shares             Less than 1%
     Robert S. Cartwright, Jr.          1,250 Shares             Less than 1%
     Officers & Directors As a Group   21,951 Shares             Less than 2%

     (1) 200 Shares are owned directly and 20,001 Shares are beneficially owned by American Asset Advisers Realty Corporation ("AAA"). The Common Stock of AAA is wholly owned by H. Kerr Taylor.

     As of March 18, 1997, no person (or any "group" as that term is used in Section 13(d)(3) of the Exchange Act) is known to the Company to own beneficially 5% or more of the common stock.

                                    2

              PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     Members of the Board of Directors serve until the Company's next annual meeting or until their successors are elected and qualify, in accordance with the Company's Articles of Incorporation and By-Laws. The number of Directors constituting the full Board of Directors of the Company currently is three. The By-Laws of the Company provide that a majority of the Company's Board of Directors shall at all times consist of Independent Directors. Each of the present Directors has been nominated for re-election.

     Unless you indicate to the contrary, the persons named in the accompanying Proxy will vote your shares FOR the election of the Director nominees named below, all of whom are currently Directors of the Company. Election of the nominees requires the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of common stock. In the event that any of the nominees should become unable or unwilling to serve as a Director prior to the annual meeting, the Company reserves the right to adjourn the Annual Meeting and re-solicit proxies for a substitute nominee. It is not anticipated that any of the nominees will be unable or unwilling to serve as a Director.

     Biographical information concerning each of the nominees and present Directors is set forth below.

Present Directors Who Are Nominated for Re-election


Director's Name                Age     Principal Occupation        Director    Term to
                                                                    Since      Expire
H. Kerr Taylor                 46      Chairman of the Board,        1993       1997
                                       Chief Executive Officer
                                       and President of the
                                       Company

Robert S. Cartwright, Jr.*     47      Professor of Computer         1993       1997
                                       Science at Rice University

George A. McCanse, Jr.*        43      President of Value OnLine,    1993       1997
                                       Inc. an online computer
                                       communications/data access
                                       service for the commercial
                                       real estate valuation
                                       industry
<F1>
  * Denotes Independent Directors


* H. Kerr Taylor has been the Chairman of the Board, Chief Executive Officer and President of the Company since its inception in August, 1993. Mr. Taylor has been an attorney since 1979, has earned an M.B.A. at Southern Methodist University, is a real estate broker and has over 20 years of experience as a specialist in acquiring income-producing real properties. He has been involved in the development, analysis, marketing and management of private investment and public programs, investing in property since 1975. Mr.
     Taylor is the president, sole director, and the sole shareholder of American Asset Advisers Realty Corp. ("AAA"), a company founded in April, 1989, to provide real estate management services to the Company and its affiliates. From 1995, Mr. Taylor served as a director, and then, as a non-voting advisatory director, of Park National Bank of Houston

                                    3

     until February 1996, at which time Park National Bank of Houston was purchased by Frost Bank. He has also served on the Board of Directors of a charitable institution. Mr. Taylor is a member of the Texas Association of Realtors and the Texas Bar Association and a former member of the American Bar Association.

* Robert S. Cartwright, Jr. is currently a Professor of Computer Science at Rice University. Professor Cartwright earned a Bachelors Degree, Magna Cum Laude, in Applied Mathematics from Harvard College and a Doctoral Degree in Computer Science from Stanford University in 1977. Professor Cartwright joined the faculty of Rice University in July, 1980, as Associate Professor of Computer Science. In July, 1986, he was promoted to the rank of Professor. During his 16 years as a faculty member at Rice University, he has twice served as Chairman of the Computer Science Department during 1985-1986 and 1989-1990.

* George A. McCanse, Jr. is the President of Value OnLine, Inc., an online computer communications and data access service for the commercial real estate valuation industry. Mr. McCanse is a member of the Appraisal Institute (MAI Designation), the Pension Real Estate Association, and the International Council of Shopping Centers. He is also a participating member of the Valuation Committee of the National Council of Real Estate Investment Fiduciaries. Mr. McCanse holds a B.B.A. degree from the University of Texas and has pursued graduate level studies in real estate, architecture and finance. He has also been involved in real estate investing and development, including the acquisition and sale of over $150 million of real estate during the 1970's and 1980's.

     Management recommends you vote FOR the re-election of these nominees and your proxy will be so voted unless you specify otherwise.

                                    4

                          OTHER BUSINESS

     The Company is not aware of any business to be acted upon at the Annual Meeting other than that which is explained in this Proxy Statement. In the event that any other business calling for a vote of the stockholders is properly presented at the meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

             VOTING SECURITIES AND PRINCIPAL HOLDERS

     The Board of Directors has fixed the close of business on March 19, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of March 19, 1997, there were issued and outstanding 1,336,282 shares of common stock of the Company, each share having one vote.

    MEETINGS AND CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year 1996, the Board of Directors held ten meetings. No Director attended less than 75% of the meetings.

Audit Committee

     The Board of Directors has established an Audit Committee consisting solely of Robert S. Cartwright, Jr., an Independent Director. The duties of the Audit Committee include:
(i) recommending independent auditors to the Company;
(ii) reviewing with the independent auditors of the Company the scope of the audit, audit fees, the audit report and the management letter, (iii) reviewing with management and the independent auditors the financial condition of the Company for the year; (iv) reviewing and approving nonaudit services, if any, by the independent auditors; and (v) consulting with the independent auditors and, if necessary, with internal financial personnel of the Company, with regard to the adequacy of internal controls.

Compensation Committee

     The Compensation Committee consists of three Directors,
H. Kerr Taylor, Robert S. Cartwright, Jr., and George A. McCanse. The duties of the Compensation Committee include: (i) the setting of annual compensation for officers and other key personnel; and
(ii) the establishment and supervision of bonus, deferred compensation and similar awards and plans for officers, directors and key personnel. The Compensation Committee met at the same time as the entire Board met.

                                    5

Compensation of Directors

     The Company pays each non-employee Director a fee of $500 for each meeting in which they participate. In addition, the Company will reimburse the Directors, including those who are also employees of the Company, for travel and other expenses incurred in connection with their duties as Directors.

                     OFFICERS OF THE COMPANY

Current Officers

                                                                    Officer of
                                                                   the Company
     Name                    Age    Principal Occupation               Since

     H. Kerr Taylor          46     Chairman of the Board, Chief       1993
                                    Executive Officer, President
                                    and Secretary

     Phil P. Moss            66     Executive Vice President           1993

     L. Larry Mangum         32     Vice President and Treasurer       1996


Business Experience

     Information concerning the business experience of Mr. Taylor is provided under the section entitled "Proposal No. 1 - Election of Directors."

     Phil P. Moss has served as Executive Vice President since the inception of the Company in August, 1993. Mr. Moss has also been the Executive Vice President of AAA, a company owned by Mr. Taylor, since April 1, 1993. Prior to that he served as Vice President of AAA from April 1, 1989. Mr. Moss has been involved as a real estate investor and owning, managing, and operating shopping centers, office buildings, apartment projects, retail outlets and various other properties for over twenty-five years. He received his B.B.A. degree from the University of Texas.

     L. Larry Mangum serves as Vice President and Treasurer of the Company. Mr. Mangum is the Vice President of Finance of AAA. Mr. Mangum is responsible for the financial accounting and reporting relating to the AAA-sponsored partnerships and their properties. He has over 9 years of accounting experience, including four years with a public accounting firm. He previously worked for American General Corporation, a national insurance company, from 1991-1996 as part of a team responsible for supervising their reporting activities. Mr. Mangum received a B.B.A. degree in accounting from Stephen F. Austin State University and subsequently earned the CPA designation.

                                    6

Terms of Office; Relationships

     The officers of the Company are elected annually by the Board of Directors at the annual meeting of the Board of Directors held following each Annual Meeting of Stockholders, or as necessary and convenient in order to fill vacancies or newly created offices. Each officer holds office until his or her successor is duly elected and qualified or until his or her death, resignation or removal, if earlier. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

     There are no family relationships among the officers or between the officers and the Directors. There are no special or undisclosed arrangements or understandings between any officer and any other person pursuant to which that officer or Director was selected.

                COMPENSATION OF EXECUTIVE OFFICERS

     During 1996, the Chief Executive Officer, H. Kerr Taylor, who also holds the position of President and Chairman of the Board, received no salary, bonus, stock options or any other remuneration from the Company. Neither of the Company's executive officers individually or in the aggregate received remuneration exceeding $100,000 during 1996.

     On August 22, 1995, the Board of Directors approved a special compensation payment for the president in the amount of $150,000 for services provided from August 1993 through August 1995. The president has received no other compensation from the Company for serving as its president. In connection with the special compensation payment, the Company executed a demand note in the amount of $150,000, the payment of which could not be demanded prior to the earlier of July 15, 1996 or the receipt of $10,000,000 from the Company's initial public offering. The note is payable in cash or shares depending on the availability of cash for such payment. No compensation arrangements were considered by the Directors prior to August 22, 1995, because in their judgement, the Company had not raised sufficient funds to award such compensation. The compensation had not been accrued prior to August 22, 1995 because its payment was uncertain and the level of compensation had not been determined until the August 1995 meeting of the Board of Directors. As of the termination of the initial public offering in March 1996, the Company had raised in excess of $10,000,000. Although the president can demand payment on the note, such demand has not been made. The decision regarding the nature of the payment, whether in stock or cash, will be made by the Board of Directors at the time the president demands payment. In consideration that no payment has been demanded by the president for the special compensation payment, the Board of Directors approved at its August 1, 1996 meeting the payment of interest to the president on the outstanding note at an annual rate of 8%. This interest payment will be paid in cash or in stock.

                                    7

     No decisions as yet have been made with respect to any additional compensation for any period after August 1995. The Board of Directors commissioned an external study with respect to the amount and type of compensation which could be paid in the future to officers and/or directors, as well as the contingencies and performance standards on which compensation will be determined. The compensation portion of the study has been completed and will be considered at such time as the Board determines in the future to consider a new compensation arrangement.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except as follows, there have been no transactions, or series of similar transactions, since the beginning of the Company's last fiscal year, nor are there any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or officer of the Company (or any investor beneficially owning more than 5% of any class of the Company's voting securities) had, or will have, a direct or indirect material interest:

     AAA was paid a total of $222,785 in acquisition fees related to the purchase of properties by the Company.

     On October 27, 1994, the Company entered into a joint venture agreement with AAA Net Realty Fund X, Ltd. ("Fund X"), an affiliated partnership for the purchase of a property at a total cost of $1,636,157. The Company's interest in the joint venture is 54.84%. On September 12, 1995, the Company entered into a joint venture agreement with AAA Net Realty Fund XI, Ltd. ("Fund XI"), an affiliated partnership for the purchase of a property at a total cost of $1,793,963. The Company's interest in the joint venture is 51%. On April 5, 1996, the Company entered into a joint venture agreement with Fund X and Fund XI for the purchase of a property at a total cost of $3,672,169. The property was purchased on September 11, 1996 after construction was completed. The Company's interest in the joint venture is 51.9%. On September 23, 1996, the Company entered into a joint venture agreement with Fund XI for the purchase of a property at a total cost of $531,693. The Company's interest in the joint venture is 51%. On December 11, 1996, the Company entered into a joint venture agreement with Fund XI for the purchase of a property to be constructed at a total cost of approximately $2,670,000. The Company's interest in the joint venture is 51%. H. Kerr Taylor is the individual general partner in Fund X and Fund XI, respectively, and owns a significant interest in the corporations which serve as the managing general partners of Fund X and Fund XI, respectively.

                  INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent public accountant is Deloitte & Touche LLP ("Deloitte & Touche"). Deloitte & Touche has served the Company in this capacity since the Company's inception in August, 1993. Representatives of Deloitte & Touche are not expected to be present at the Annual Meeting of Stockholders on Monday, June 9, 1997.

                                    8

                    PROPOSALS OF STOCKHOLDERS

     Any proposal submitted by a stockholder intended for presentation at the Company's 1998 Annual Meeting of Stockholders and received at the Company's executive offices no later than December 8, 1998, will be included in the Company's Proxy
Statement and proxy related to such Annual Meeting subject to approval by the Board of Directors.

      YOU ARE URGED TO SEND IN YOUR EXECUTED PROXY PROMPTLY.

                                    9

                                        PRELIMINARY PROXY MATERIAL
                                        DATED APRIL 14, 1997


      _____________________________________________________

                              PROXY
      _____________________________________________________



               AMERICAN ASSET ADVISERS TRUST, INC.

                   Annual Meeting June 9, 1997







This proxy, when properly executed, will be voted in accordance with the specifications made below. If no direction is made this proxy will be voted FOR Proposal 1.

1.   RE-ELECT H. KERR TAYLOR, ROBERT S. CARTWRIGHT, JR. AND
     GEORGE A. McCANSE, JR. AS DIRECTORS.

        [   ] FOR          [   ] AGAINST          [   ] ABSTAIN
(to withhold your vote for any individual nominee, strike out his name)


2.   IN THE STOCKHOLDER'S DISCRETION, ON SUCH OTHER MATTERS AS
     MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY
     ADJOURNMENTS THEREOF.

     THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE
     COMPANY.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY STATEMENT PROMPTLY
USING THE ENCLOSED ENVELOPE.



               AMERICAN ASSET ADVISERS TRUST, INC.

                   ANNUAL MEETING JUNE 9, 1997







The undersigned having received the notice an accompanying Proxy Statement for said meeting hereby appoints, H. Kerr Taylor, with the power to appoint his substitute, and hereby authorizes him to represent and to vote all of the undersigned's shares of Common Stock of the Company, held of record on March 19, 1997, at the Annual Meeting of Stockholders to be held on June 9, 1997, or at any adjournments thereof. The above Proxy is hereby instructed to vote as shown on the reverse side of this page.

          Date ________________________________, 1997


          __________________________________________


          __________________________________________
                         Signature of Stockholder(s)

             (Joint owners must each sign.  Please sign exactly
                       as your name(s) appear(s) on this Proxy.
                When signing as an attorney, trustee, executor,
               administrator or guardian, please give your full title. If signer is a corporation, please sign the full corporation name and full title of signing officer.)